                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT

     This Employment Agreement is made and entered into as of March 26, 2001 by and between GREATER BAY BANCORP (the "Company"), a California corporation, and Byron Scordelis ("Executive").

                                   RECITALS:
                                   ---------

     A. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and subject to the supervision and regulation of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board").

     B. The Company desires to avail itself of the skill, knowledge and experience of the Executive in order to ensure the successful management of its business.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the company and the Executive agree as follows:

     1.  Duties and Obligations of the Executive.  The Executive shall serve as
         ---------------------------------------
the Senior Executive Vice President and Chief Operating Officer of the Company and shall have the functional title of President, Greater Bay Banking Group.
The Executive shall perform the customary duties of such office as may from time to time be reasonably requested of him by the Company's Chief Executive Officer. Such duties shall include, but are not limited to the day-to-day management and oversight of the business and operations of the Company and its subsidiaries, including their business units and operating divisions.

     2.  Term of Employment.  The Company hereby employs Executive, and
         ------------------
Executive hereby accepts employment with the Company, for a period of two years beginning May 15, 2001 (the "Effective Date"), upon the terms and conditions herein set forth. If the Executive is appointed Chief Executive Officer within the two year term, this Agreement will be renegotiated at the time of such appointment. If the Company decides not to appoint the Executive as Chief Executive Officer, the Company shall give the Executive notice of such decision within 30 days thereof.

     3.  Devotion to the Company's Business.
         ----------------------------------

     (a) The Executive shall devote his full business time, ability and attention to the business of the Company during the term of this Agreement and shall not during the term of this Agreement engage in any other business activities, duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company's President and Chief

Executive Officer. However, the expenditure of reasonable amounts of time for educational, charitable or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required of the Executive under this Agreement. Nothing in this Agreement shall be interpreted to prohibit the Executive from making passive personal investments. However, the Executive shall not directly or indirectly acquire, hold or retain any interest in any business competing with or similar in nature to the business of the Executive (except for shares of stock, or options exercisable for such stock, of the Executive's former employer).

     (b) The Executive agrees to conduct himself at all times with due regard to public conventions and morals. The Executive further agrees not to do or commit any act that will reasonably tend to shock or offend the community and have a material adverse effect upon the Company.

     4.  Noncompetition by Executive.  The Executive shall not, during the term
         ---------------------------
of this Agreement, directly or indirectly, either as an employee, employer, consultant, agent, principal, stockholder, officer, director or in any other individual or representative capacity, engage or participate in any competitive banking or financial services business without the prior written consent of the Company.

     5.  Indemnification.  The Company agrees to indemnify the Executive in
         ---------------
accordance with the terms of the Company's standard indemnification agreement and applicable law, to be executed by the Company and the Executive concurrently herewith. The Company represents and warrants that it has directors and officers liability insurance coverage and that it currently intends to maintain such insurance during the term of this Agreement.

     6.  Disclosure of Information.  The Executive shall not, either before or
         -------------------------
after termination of this Agreement, without the prior written consent of the Company's Board of Directors or except as required by law to comply with legal process, including, without limitation, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, disclose to anyone any financial information, trade or business secrets, customer lists, computer software or other information not otherwise publicly available concerning the business or operations of the Company and/or one or all of its subsidiaries. The Executive further recognizes and acknowledges that any financial information concerning any customers of the Company or its subsidiaries, as it may exist from time to time, is strictly confidential and is a valuable, special and unique asset of the Company's business. The Executive shall not, either before or after termination of this Agreement, without such consent or except as required by law, disclose to anyone said financial information or any part thereof, for any reason or purpose whatsoever. In the event the Executive is required by law to disclose such information described in this Section 6, the Executive will provide the company and its counsel with immediate notice of such request so that they may consider seeking a protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, the Executive is nonetheless, in the written opinion of knowledgeable counsel, compelled to disclose any of such information to any tribunal or any other party or else stand liable for contempt or suffer other material censure or material penalty, then the Executive may disclose (on an "as needed" basis only) such information to such tribunal or other party without liability hereunder. This
Section 6 shall survive the expiration or termination of this Agreement.

     7.  Written, Printed or Electronic Material.  All written, printed or
         ---------------------------------------
electronic material, notebooks and records, including, without limitation, computer disks used by the Executive in performing duties for the Company, other than the Executive's personal notes and diaries, are and shall remain the sole property of the Company. Upon termination of employment, the Executive shall promptly return all such material (including all copies, extracts and summaries thereof) to the Company. This Section 7 shall survive expiration or termination of this Agreement.

     8.  Surety Bond.  The Executive agrees that he will furnish all information
         -----------
and take any other steps necessary from time to time to enable the Company to obtain or maintain a fidelity bond conditional on the rendering of a true account by the Executive of all monies, goods or other property which may come into the custody, charge or possession of the Company during the term of his employment. The surety company issuing the bond and the amount of the bond must be acceptable to the Company. All premiums on the bond shall be paid by the Company. The Company shall have no obligation to pay severance benefits to the Executive in accordance with Section 16(d) of this Agreement (or any other severance policy of the Company) in the event that the Executive's employment is terminated in connection with the Employee's failure to qualify for a surety bond at any time during the term of this Agreement.

     9.  Base Salary.  In consideration for the services to be performed
         -----------
hereunder, the Executive shall receive a salary in the minimum amount of $360,000 per annum, payable in substantially equal installments during the term of this Agreement in accordance with the Company's normal payroll practices, subject to applicable adjustments for withholding taxes and prorations for any partial employment period. The Executive shall receive such annual increases in salary, if any, as may be determined by the Company's Board of Directors, in its sole discretion.

     10.  Disability Insurance.  During the term of this Agreement, the Company
          --------------------
shall provide the Executive with a disability insurance policy, subject to the Executive's satisfactory medical evaluation as may be required by the proposed insurance carriers. The premiums for such policy will be paid 50% by the Company and 50% by the Executive.

     11.  Incentive Compensation.  The Executive will be entitled to a
          ----------------------
guaranteed minimum bonus for 2001 of $150,000 under the Company's incentive compensation program (the "Program"). In subsequent years, the Executive Committee of the Company's Board of Directors will determine the amount, if any, of pre-tax net profit of the Company available for allocation and distribution as incentive compensation and the amount of any incentive payable to the Executive pursuant to the Program. Pre-tax net profit for purposes of the determination is defined as actual pre-tax net profit before allocation of any incentive compensation. Any such distribution of incentive compensation shall be prorated for any partial year in accordance with the terms of the Program.

     12.  Stock Options.  Upon the Effective Date of this Agreement, the Company
          -------------
will grant the Executive stock options to purchase 20,000 shares of the Company's common stock under the terms of the Company's 1996 Stock Option Plan, as amended. Such grant shall be evidenced by a stock option agreement entered into between the Company and the Executive. The Executive will be eligible for an additional option to purchase a minimum of 20,000 shares of the Company's common stock under such plan in December 2001. Future stock option grants shall be at the discretion of the Company's Board of Directors. No rights of employment shall be conferred upon the Executive or result from any such stock option agreement.

     13.  Other Benefits.  The Executive shall be entitled to those employee
          --------------
benefits adopted by the Company for all employees of the Company, subject to applicable qualification requirements and regulatory approval requirements, if any. The Executive shall be further entitled to the following additional benefits which shall supplement or replace, to the extent duplicative of any part or all of the general employee benefits, the benefits otherwise provided to the Executive:

     (a) Signing Bonus.  Upon the Effective Date of this Agreement, the
         -------------
Executive shall be entitled to receive a signing bonus in the total amount of $100,000, payable in a lump sum on either December 31, 2001 or January 2, 2002, at the Executive's election. Notwithstanding the foregoing, the Company, in its sole discretion, may elect to pay such signing bonus in equal bi-weekly installments for a period of up to 12 months beginning on January 2, 2002. In all cases under this Section 13(a), the Executive must be employed by the Company on the date such payments are made in order to be eligible to receive them, including any installment payments.

     (b) Restricted Stock.  Upon the Effective Date of this Agreement, the
         ----------------
Company will grant the Executive 4,000 shares of restricted stock under the terms of the Company's 1996 Stock Option Plan, as amended, subject to confirmation by the Company's independent accountants that such grant will not disrupt any of the Company's past or future pooling accounting transactions. The restrictions on such stock will lapse 25% on the first anniversary of the date of grant and 25% each year thereafter.

     (c) Vacation.  Employee shall be entitled to five weeks annual vacation
         --------
leave at his then existing rate of full salary each year during the term of this Agreement. The Executive may be absent from his employment for vacation as long as such leave is reasonable and does not jeopardize his responsibilities and duties specified in this Agreement. The length of vacation should not exceed two weeks without the approval of the Company's President and Chief Executive Officer. Vacation time will accrue in accordance with the Company's personnel policies.

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

     (d) Automobile Allowance and Insurance.  The Company shall pay to the
         ----------------------------------
Executive an automobile allowance of $1,000 per month during the term of this Agreement. The Executive shall acquire or otherwise make available for his business and personal use an automobile, suitable to his position, and (i) maintain it in good condition and repair; and (ii) maintain public liability insurance and property damage insurance policies with insurer(s) acceptable to the Company and such coverages in such amounts as may be acceptable to the Company from time to time.

     (e) Employee Benefits.  The Executive shall be eligible to participate in
         -----------------
the Company's group life, health (including medical, dental and hospitalization), accident and disability insurance coverage for the Executive and his dependents on the same terms as the Company offers to its employees generally. The Executive shall also be eligible to participate in the Company's Deferred Compensation Plan upon hire. If the Executive elects to continue health insurance coverage under his former employer's medical plan in accordance with COBRA, the Company agrees to pay the COBRA insurance premiums for a period of 18 months from the Effective Date for the Executive and his spouse.

     (f) Supplemental Executive Retirement Program.  As soon as practical after
         -----------------------------------------
the Effective Date of this Agreement, the Company shall provide the Executive with an agreement providing supplemental executive retirement benefits, subject to the ability of the Company to obtain insurance on the life of the Executive on terms deemed reasonable to the Company in its sole discretion. These benefits will provide for a lifetime benefit to be paid to the Executive upon his retirement, a life insurance component and full vesting upon a "Change in Control" (as defined in this Agreement) of the Company. Such agreement shall be similar to the supplemental executive retirement agreements provided by the Company to the members of the Company's Executive Strategy and Policy Committee.

     (g) Country Club Dues.  The Company shall pay $500.00 per month toward the
         -----------------
Executive's monthly dues at the Los Altos Hills Country Club.

     14. Annual Physical Examination.  The Company shall pay or reimburse the
         ---------------------------
Executive for the cost, above any insurance coverage, of an annual physical examination conducted by a California licensed physician selected by the Executive and reasonably acceptable to the Company. The Executive shall report the general substance of the physician's overall evaluation of the Executive's physical condition to the Company's Chief Executive Officer as soon as reasonably practicable following the Executive's receipt of such information from the physician.

     15. Business Expenses.  The Executive shall be reimbursed for all ordinary
         -----------------
and necessary expenses incurred by the Executive in connection with his employment. The Executive shall also be reimbursed for expenses incurred in activities associated with promoting the business of the Company, including expenses for approved club memberships, entertainment, travel and other expenses for attendance at conventions and education programs, and similar items. The Company will pay for or will reimburse the Executive for such expenses upon presentation by the Executive from time to time of receipts or other appropriate evidence of such expenditures. Any club memberships shall be subject to the advance approval by the Company's President and Chief Executive Officer. During the term of this Agreement, the Executive shall have an option to purchase any club memberships from the Company if the Company decides to terminate any such membership. Upon termination of employment, the Executive shall have an option to purchase any club memberships from the Company during the six month period following such termination. Any purchase by the Executive from the Company of a club membership, either during the term of this Agreement or upon termination of employment, shall be at the same purchase price paid by the Company to acquire each club membership, unless other agreed by the Company and the Executive.

     16.  Termination of Agreement.
          ------------------------

     (a)  Termination for Cause.  This Agreement shall terminate immediately
          ---------------------
without further act of the parties upon the termination of Executive's employment for "cause." For purposes of this Agreement, "cause" shall mean (i) the Executive's conviction of any felony which has a material adverse effect on the Company or its subsidiaries; (ii) the Executive's deliberate violation of any state or federal banking or securities laws, or the Bylaws, rules, policies or resolutions of the Company, or the rules or regulations of the Federal Reserve Board, the California Department of Financial Institutions, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or other regulatory agency or governmental authority having jurisdiction over the Company or its subsidiaries, which violation has a material adverse effect upon the Company or its subsidiaries; (iii) disclosure of any of the proprietary or confidential information of the Company; (iv) the inducement of any client or customer of the Company to break any contract with the Company; (v) the engagement of any conduct which constitutes unfair competition with the Company; or (vi) the removal of the Executive from office by any court or bank regulatory agency. As used in this Section 16(a), the term Company includes wholly owned subsidiaries of the Company.

     Upon a termination for cause, the Executive's right to receive compensation and benefits under this Agreement shall terminate immediately upon the effective date of the termination for cause, except that any vested rights of the Executive shall not be affected.

     (b)  Termination by the Company.  The Employer may, at its election and in
          --------------------------
its sole discretion, terminate this Agreement for any reason, or for no reason, by giving not less than 90 days' prior written notice of termination to the Executive, without prejudice to any other remedy to which the Company may be entitled either at law, in equity or under this Agreement. Upon such termination, the Executive shall be entitled to receive any employment benefits which shall have accrued prior to such termination and the severance pay specified in Section 16(d) below.

     (c)  Termination by the Executive.  This Agreement may be terminated by the
          ----------------------------
Executive for any reason, or no reason, by giving not less than 90 days' prior written notice of termination to the Company. Upon such termination, all rights and obligations accruing to the Executive under this Agreement shall cease, except that such termination shall not prejudice the Executive's rights regarding employment benefits which shall have accrued prior to such termination and any other remedy which the Executive may have at law, in equity or under this Agreement, which remedy accrued prior to such termination. In the event the Executive terminates employment with the Company as a result of the Company's decision not to appoint the Executive as the Company's Chief Executive Officer or not to renegotiate this Agreement upon the expiration of its term, the Executive shall be entitled to receive any employment benefits which shall have accrued prior to such termination and the severance pay specified in Section 16(d) below.

     (d) Severance Pay - Termination by the Company.  In the event of
         ------------------------------------------
termination by the Company pursuant to Section 16(b), the Executive shall be entitled to receive severance pay at the Executive's rate of salary immediately preceding such termination equal to 12 months' base salary plus the pro-rated amount of any bonus due the Executive, payable in a lump sum. In addition, upon such event, the Executive shall be entitled to receive any remaining signing bonus due him in accordance with Section 13(a) and, if such event occurs before the payment of the guaranteed bonus set forth in Section 11, the Executive shall be entitled to receive such guaranteed bonus. Notwithstanding the foregoing, in the event of a "change in control" as defined in subsection (e) below, the Executive shall not be entitled to severance pay pursuant to this subsection (d) and any rights of the Executive to severance pay shall be limited to such rights as are specified in subsection (e) below. The Executive acknowledges and agrees that severance pay pursuant to this subsection (d) is in lieu of all damages, payments and liabilities on account of the early termination of this Agreement and the sole and exclusive remedy for the Executive terminated at the will of the Company pursuant to Section 16(b).

     (e) Severance Pay - Change in Control.  In the event of a "change in
         ---------------------------------
control" as defined herein and within a period of two years following consummation of such a change in control (i) the Executive's employment is terminated; or (ii) any adverse change occurs in the nature and scope of the Executive's position, responsibilities, duties, salary, benefits or location of employment; or (iii) any event occurs which reasonably constitutes a demotion, significant diminution or constructive termination (by resignation or otherwise) of the Executive's employment, the Executive shall be entitled to receive severance pay in addition to any bonus or incentive compensation payments due the Executive. Any such severance pay due the Executive shall be in an amount equal to two times the Executive's average base salary and bonus for the five years immediately preceding the change in control. If the Executive was employed by the Company for fewer than five years immediately preceding the change in control, the Executive's average base salary and bonus shall be determined by the sum of the base salary and bonus paid to the Executive by the Company for the years less than such five year period that the Executive was employed by the Company preceding the change in control, divided by the aggregate number of such years less than the five year period.

     In addition to the change in control severance payment rights of the Executive described above and notwithstanding any other provisions of this Agreement, the

Executive shall be entitled to receive the severance payments specified in this
Section 16(e) in the event that the Executive voluntarily terminates his employment with the Company or its successor effective on a date within the 30 day period immediately after the expiration of the sixth month following a change in control. The Executive shall deliver written notice to the Company of his intention to terminate employment specifying the effective date within such 30 day period described above, which notice must be received by the Company not less than 20 days prior to the expiration of the sixth month following such a change in control.

     Any such severance shall be payable, at the Executive's election, in a lump sum or in substantially equal bi-weekly installments for a period of 12 months. Such severance payments, if any, shall be in lieu of all damages, payments and liabilities on account of the events described above for which such severance payments, if any, may be due the Executive and any severance payment rights of Executive under Section 16(d) of this Agreement. This subsection (e) shall be binding upon and inure to the benefit of the parties and any successors or assigns of the Company or any "person" as defined herein.

     Notwithstanding the foregoing, the Executive shall not be entitled to receive nor shall the Company, its successors, assigns or any "person" as defined herein be obligated to pay severance payments pursuant to this subsection (e) in the event of an occurrence described in section 16(a), or in the event the Executive terminates employment in accordance with Section 16(c) and the termination is not a result of or based upon the occurrence of any event described in Section 16(e)(ii) or (iii) above or a voluntary termination within the 30 day period immediately after the expiration of the sixth month following a change in control as described above.

     17. Change in Control Definition.  The term "change in control" shall mean
         ----------------------------
the first to occur of any of the following events with respect to the Company:

     (a) Any "person" (as such term is used in sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which becomes the beneficial owner (as that term is used in section 13(d) of the Exchange
Act), directly or indirectly, of 25% or more of the Company's' capital stock entitled to vote in the election of directors, other than a group of two or more persons not (i) acting in concern for the purpose of acquiring, holding or disposing of such stock or (ii) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over the Company which requires the reporting of any change in control;

     (b) During any period of not more than two consecutive years, not including any period prior to the date of this Agreement, individuals who, at the beginning of such period, constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the company to effect a transaction described in Section 17(a), (c), (d) or (e) of this Agreement) whose appointment to the Board of Directors or nomination for election to the Board of Directors was approved by a vote of at least 75% of the of the directors then still office, either were directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

     (c) The effective date of any consolidation or merger of the Company (after all requisite shareholder, applicable regulatory and other approvals and consents have been obtained), other than a consolidation or merger of the Company in which the holders of the voting capital stock of the Company immediately prior to the consolidation or merger hold more than 50% of the voting capital stock of the surviving entity immediately after the consolidation or merger;

     (d) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

     (e) The shareholders of the Company approve the sale or transfer of substantially all of the Company's assets to parties that are not within a "controlled group of corporations" (as that term is defined in section 1563 of the Code) in which the Company is a member.

     18. Notices.  Any notices to be given hereunder by either party to the
         -------
other shall be in writing and may be transmitted by personal delivery or by U.S. mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the address listed as follows:

         If to the Company:    Greater Bay Bancorp
                               400 Emerson Street, 3rd Floor
                               Palo Alto, California 94301
                               Attention:  Chief Executive Officer

         If to the Executive:  Byron Scordelis
                               Greater Bay Bancorp
                               400 Emerson Street, 3rd Floor
                               Palo Alto, California 94301

Each party may change the address for receipt of notices by written notice in accordance with this Section 18. Notices delivered personally shall be deemed received as of the date of actual receipt; mailed notices shall be deemed received as of three days after the date of mailing.

     19. Arbitration.  All claims, disputes and other matters in questions
         -----------
arising out of or relating to this Agreement or the breach or interpretation thereof shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc., San Francisco, California ("JAMS"), in accordance with the rules and procedures of JAMS then in effect. In the event JAMS is unable or unwilling to conduct such arbitration, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association, San Francisco,

California ("AAA"), shall conduct such binding arbitration in accordance with the rules and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be in writing and shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof.

     The obligation of the parties to arbitrate pursuant to this Section 19 shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Palo Alto, California, unless otherwise agreed to by the parties. Each party shall be entitled to discovery under the provisions of the California Arbitration Act and shall have the right to subpoena witnesses and documents for the arbitration. All rights, causes of action, remedies and defenses available under California and federal law and equity are available to the parties hereto, and shall be applicable as though in a court of law, including the right to file a motion for summary judgment.

     The Company agrees to pay the fees and costs of the arbitration under this
Section 19. Each party shall pay for its own costs and attorneys' fees. However, the arbitrator may award reasonable fees and costs to the prevailing party in the arbitration.

     This agreement to arbitrate shall survive the termination of this Agreement.

     20.  Entire Agreement.  This Agreement supersedes any and all other
          ----------------
agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Company and contains all of the covenants and agreements between the parties with respect to the employment of the Executive by the Company. Each party to this Agreement acknowledges that no other representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

     21.  Modifications.  Any modification of this Agreement will be effective
          -------------
only if it is in writing and signed by a party or its authorized representative.

     22.  Waiver.  The failure of either party to insist on strict compliance
          ------
with any of the terms, provisions, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of any term, provision, covenant or condition, individually or in the aggregate, unless such waiver is in writing, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     23.  Partial Invalidity.  If any provision of this Agreement is held by a
          ------------------
court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

     24.  Interpretation.  This Agreement shall be construed without regard to
          --------------
the party responsible for the preparation of the Agreement and shall be deemed to have been prepared jointly by the parties. Any ambiguity or uncertainty existing in this Agreement shall not be interpreted against either party, but according to the application of other rules of contract interpretation, if an ambiguity or uncertainty exists.

     25.  Governing Law and Venue.  The laws of the State of California, other
          -----------------------
than those laws denominated choice of law rules, shall govern the validity, construction and effect of this Agreement. Any action which in any way involves the rights, duties and obligations of the parties hereunder shall be brought in the courts of the State of California and venue for any action or proceeding shall be in Santa Clara County or in the United States District Court for the Northern District of California, and the parties hereby submit to the personal jurisdiction of said courts.

     26.  Payments Due Deceased Executive.  If the Executive dies prior to the
          -------------------------------
expiration of the term of his employment, any payments that may be due the Executive from the Company under this Agreement as of the date of death shall be paid to the Executive's executors, administrators, heirs, personal representatives, successors or assigns.

     27.  Representation.  The parties hereto acknowledge that this Agreement
          --------------
was drafted by the Company's General Counsel. The Executive represents and acknowledges that he is sophisticated in business matters (including, but not limited to, employment agreements) and that he has had the opportunity to seek independent legal advice.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        GREATER BAY BANCORP



                                        By:/s/ David L. Kalkbrenner
                                           ------------------------
                                           David L. Kalkbrenner
                                           President and Chief Executive Officer


                                        EXECUTIVE:



                                        /s/ Byron Scordelis
                                        -------------------
                                        Byron Scordelis